Exhibit (16)(1)

POWER OF ATTORNEY

I, the undersigned Trustee of the Fidelity Aberdeen Street Trust (the Trust) hereby constitute and appoint Stephanie J. Brown, my true and lawful attorney-in-fact, with full power of substitution, and with full power to sign for me and in my name in the appropriate capacity, the Registration Statement of the Trust on Form N-14 under the Securities Act of 1933 and the Investment Company Act of 1940 relating to the proposed reorganization of each of Fidelity Income Fund: Fidelity Simplicity RMD Income Fund, Fidelity Simplicity RMD 2010 Fund, Fidelity Simplicity RMD 2015 Fund, Fidelity Simplicity RMD 2020, Fidelity Simplicity RMD 2025 Fund, and Fidelity Simplicity RMD 2030 Fund into Fidelity Aberdeen Street Trust: Fidelity Freedom Blend Income Fund, Fidelity Freedom Blend 2010 Fund, Fidelity Freedom Blend 2015 Fund, Fidelity Freedom Blend 2020 Fund, Fidelity Freedom Blend 2025 Fund, and Fidelity Freedom Blend 2030 Fund, a series of the Trust, any and all subsequent Amendments, Pre-Effective Amendments, or Post-Effective Amendments to said Registration Statement, and any supplements or other instruments in connection therewith, and generally to do all such things in my name and behalf in connection therewith as said attorney-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, and all related requirements of the Securities and Exchange Commission. I hereby ratify and confirm all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

The Power of Attorney granted herein shall remain in full force and effect only for such time that the Stephanie J. Brow shall continue to be an officer of Fidelity Management and Research Company LLC, provided that, notwithstanding the foregoing, this Power of Attorney may be revoked in whole or in part at any time by the undersigned in writing.

This power of attorney is effective for all documents filed on or after August 1, 2024.

WITNESS our hands on this first day of August 2024.

/s/ Abigail P. Johnson
Abigail P. Johnson